SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO.  4 TO FORM S-1/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Resume In Minutes, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

RESUME IN MINUTES, INC.
3711B Madison Lane
Falls Church, Virginia  22041
(202) 247-8363
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

RESUME IN MINUTES, INC.
3711B Madison Lane
Falls Church, Virginia  22041
(202) 247-8363

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
CHRISTINE MELILLI, ESQ., CPA
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	267,400	$0.05	$13,370	$.95

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED July 23 , 2010

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, Dated July, 2010

267,400 SHARES OF
RESUME IN MINUTES, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 267,400 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

PLEASE NOTE THAT THE COMPANY IS A SHELL COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE CONDITIONS OF RULE 144(I).

AT THIS TIME THE COMPANY HAS NOT DECIDED WHETHER TO VOLUNTARILY REGISTER ITS COMMON STOCK UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT. IF THE COMPANY DOES NOT DECIDE TO VOLUNTARILY REGISTER ITS COMMON STOCK UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT, IT WILL CONTINUE REPORTING AFTER ITS OBLIGATIONS UNDER 15(d) OF THE SECURITIES EXCHANGE ACT CEASE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  July 23 , 2010

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

Resume in Minutes, Inc. is a Nevada Corporation founded on May 22, 2008  by Marc Anthony who was issued 2,000,000 founder shares on formation.  Mr. Anthony subsequently sold his shares  to  Novaira Haider in June 2008 for $2,550 and at such time Marc Anthony resigned as our sole director and Novaira Haider was appointed as our sole director and President and CEO.

We are an online company that specializes in professional resume building services at affordable prices. Although we are a developmental stage company and have yet to generate sales, we believe we offer our customers affordable professional resume building services to provide a professional and easy way to access the latest in professional resume building designs and distribution techniques online. In order to achieve our sales goals for the current year, we plan to roll out an advertisement campaign which will target college students. The ad campaign will be in mostly local university newspapers and magazines. We feel that we can slowly build our brand name with college students who are graduating and will need our services. We feel the cost of advertising in college newspapers will be cost effective in getting out our service to college students. We will start in our local area by targeting local colleges and universities in the Washington DC and Virginia area and expand it gradually to some of the larger colleges around the nation.

The centralized delivery of our range of services opens up new vistas for target clients who have desired the experience of issuing professional resume building in a convenient form of access. Our professional resume building services let clients avoid common issues often encountered in the delivery of  resume building services: [1] clients can experience a new level of relaxation ushered in by the convenience of attaining the professional resume building services they need online – as most similar services are performed in traditional brick and mortar stores by retailers plagued with overhead and constricted hours of operations, [2] clients can experience a new level of professional relationships and trust because most of them will already be familiar with shopping online and [3] people who might have been afraid or unable to motivate themselves to visit a traditional educational enterprise can easily familiarize themselves with our approach online in the relaxing ambiance of their own home.

Where You Can Find Us

Our principal executive offices are located at 3711B Madison Lane, Falls Church, Virginia 22041 and our telephone number is (202) 247-8363.  Our website is www.resumeinminutes.com.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the period ended December 31, 2009 is derived from our audited financial statements.

For the period ending March 31, 2010
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses
General and Administrative Expenses	(1,850)
Net Loss	$($1,850)

At March 31, 2010
BALANCE SHEET DATA

Cash	$35,993
Total Assets	35,993
Total Liabilities	7,500
Stockholders’ Deficiency	(28,493)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in May 2008. We have no significant financial resources and minimal revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. We believe we have enough cash to meet our operational needs for the next twelve months and there is no need to raise any further capital in the current year however, we will need to either generate revenue, or seek additional funding beyond this next twelve month period. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF NOVAIRA HAIDER. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Novaira Haider, our President and Chief Executive Officer. We currently have an employment agreement with Ms. Haider which expires on February 28, 2013. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE A SHELL COMPANY AND OUR SHARES MAY NOT BE SALEABLE UNDER RULE 144.

We are a shell company in accordance with the Securities Act of 1933. As a shell company, our shares of common stock can not be resold under Rule 144 of the Securities Act of 1933.  Our shares would only be able to resold through a registration statement declared effective by the SEC or by meeting the conditions of Rule 144(i).

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR SOLE OFFICER AND DIRECTOR HAS NOT PREVIOUSLY OPERATED A COMPANY IN A SIMILAR INDUSTRY.

Although our President and Chief Executive Officer experience in marketing and sales, as well as aspects of managing a business, Ms. Haider does not have experience in managing and operating a business in the resume building industry. As such, our investors should be aware of the potential for the business to not be as successful as it otherwise would be if we hired personnel with industry experience.

IT IS POSSIBLE FOR THE SECURITY OF PERSONAL INFORMATION SUBMITTED BY OUR CUSTOMERS ON OUR WEBSITE TO BE BREACHED.

As with any website, it is possible for hackers to get into a database to steal information provided by people. The company will strive to deploy the latest protective software and firewall to protect the information however, the potential risk of a breach of security cannot be eliminated entirely. If customers are not comfortable with submitting their personal data on our website, and therefore will not be able to use our services, our ability to generate revenue will be negatively impacted.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in March 2010 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 35,964 shares of our common stock held by 6 shareholders of our common stock which sold in   September 2008 pursuant to Section 4(2) of the Securities Act and 231,436 shares of our common stock held by 34 shareholders of our common stock which were sold in our Regulation D Rule 506 offering completed in March 2010.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 23 , 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering*
Robert Kurosky Jr.	12,000	3,996	8,004	0.29%
Michelle Hewitt	20,000	6,660	13,340	0.48%
Angela Dicarlo	16,000	5,328	10,672	0.38%
Hoang L. Nguyen	20,000	6,660	13,340	0.48%
James Ko	20,000	6,660	13,340	0.48%
Saiga T. Huda & Taher Saeed Hussain	20,000	6,660	13,340	0.48%
Torrie Thone	10,000	3,330	6,670	0.24%
Steven Yurco	10,000	3,330	6,670	0.24%
Christopher Crabtree	12,000	3,996	8,004	0.29%
Ryan Zweifel	11,000	3,663	7,337	0.26%
Mark Sontag	12,000	3,996	8,004	0.29%
Anthony Barron	36,000	11,989	24,011	0.86%
Efren Barron	40,000	13,320	26,680	0.95%
Elizabeth Soza	30,000	9,990	20,010	0.71%
Heny Balis	34,000	11,322	22,678	0.81%
Edward Butler	18,000	5,994	12,006	0.43%
Priscilla Mc Ewan	22,000	7,326	14,674	0.52%
Richard Orrante	18,000	5,994	12,006	0.43%
Van Lewis	22,000	7,326	14,674	0.52%
Alan O’Gray	22,000	7,326	14,674	0.52%
Randy Mc Bride	20,000	6,660	13,340	0.48%
Brian Tannehill	10,000	3,330	6,670	0.24%
Collete Tannehill	10,000	3,330	6,670	0.24%
Bridgette Burn	20,000	6,660	13,340	0.48%
Gino Dibiasi	16,000	5,328	10,672	0.38%
Roger Stanlow	18,000	5,994	12,006	0.43%
Samuel Miller	24,000	7,992	16,008	0.57%
Marcus Brandt	20,000	6,660	13,340	0.48%
Sean Stolz	22,000	7,326	14,674	0.52%
Tracy Semanski	25,000	8,325	16,675	0.59%
Roger Laudati	24,000	7,992	16,008	0.57%
Cynthia Laudati	24,000	7,992	16,008	0.57%
Michael E. Halle	20,000	6,660	13,340	0.48%
Paul Larson	20,000	6,660	13,340	0.48%
Lainie Low	20,000	6,660	13,340	0.48%
Alan K. Dean	20,000	6,660	13,340	0.48%
Tracy Brown	20,000	6,660	13,340	0.48%
Juan Lopez	20,000	6,660	13,340	0.48%
Twyla Morris	20,000	6,660	13,340	0.48%
Ferenc Csicseri	25,000	8,325	16,675	0.59%

* - Based upon 2,803,000 shares issued and outstanding as of July 23, 2010.

To our knowledge, none of the selling shareholders or their beneficial owners:

–	has had a material relationship with us other than as a shareholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
–	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

AT THIS TIME THE COMPANY HAS NOT DECIDED WHETHER TO VOLUNTARILY REGISTER ITS COMMON STOCK UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT. IF THE COMPANY DOES NOT DECIDE TO VOLUNTARILY REGISTER ITS COMMON STOCK UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT, IT WILL CONTINUE REPORTING AFTER ITS OBLIGATIONS UNDER 15(d) OF THE SECURITIES EXCHANGE ACT CEASE.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share.  Currently we have 2,803,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock and currently have no shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, PC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in May 2008 in the State of Nevada and we issued 2,000,000 founder shares at par value of $0.001 to Marc Anthony in consideration for services provided. Such shares were subsequently transferred to Novaira Haider. In September 2008 we sold 108,000 common shares at $0.05 per share and in March 2010 we completed an offering in which we sold 695,000 common shares at $0.05 per share in connection with our private placement.

Description of Business

General

Resume in Minutes, Inc. is a Nevada Corporation founded on May 22, 2008  by Marc Anthony who was issued 2,000,000 founder shares on formation.  Mr. Anthony subsequently sold his shares to Novaira Haider in June 2008 for $2,550 and at such time Marc Anthony resigned as our sole director and Novaira Haider was appointed as our sole director and President and CEO.

Our business model is to offer affordable professional resume building services online with virtually no overhead, and no inventory. Our President has designed the business model such that we will take orders and payment from customers online, and then we will personally deliver our products to our clients via email. We believe that our success will follow from because our President is a marketing professional. She has designed this business to be competitive in the online market. This single factor will enable us to create a unique niche and promote a powerful marketing presence. We will be accessible to almost any target client. We are “live” online. We are offering high-demand services people can relate to, and we believe our accessibility factor actually represents a barrier to competition.

We anticipate that customer sales will be our primary source of revenue, accounting for approximately 80% of revenue. We expect the remaining 20% to be attributed to online marketing services. We currently do not have an existing client base, or agreements with advertisers.
The key organizing agent behind this company is our President, Novaira Haider , who has recognized an opportunity in the online market to offer a complete all-in-one resume building service and, thus, to make money and achieve brand recognition in the market operating a business that offers professional resume building services.

We will provide the following online marketing services which will be available through our website at www.resumeinminutes.com. Our website is currently operational but we continue to update this site on an ongoing basis:

CPA Online Marketing

CPA means “cost-per-acquisition”. This is a well-known acronym in online marketing because it typifies most affiliate marketing business models. In CPA online marketing, an affiliate partner only pays for the purchases that are actually obtained through a particular website in which marketing opportunities have been acquired.

In a CPA campaign, an entity places an offer on a given website, and if no one ever buys anything through the placement, the client will never owe the website one penny. Conversely, the more conversions, the more money the client will pay. A conversion means that a hit on a website has resulted in a sale. Conversions are easily tracked, such that the entire process is automated. It represents a win-win situation for clients and host sites. Clients could never get more affordable access to a marketing channel. Likewise host websites could never be rewarded more fairly for their contribution to clients’ sales.

It is particularly important for us as a start-up: there is no easier way to incentivize an affiliate partner than to say “You will only pay us when your placement on our website yields conversions for your product offerings.” The client cannot lose, and this is an exciting premise for beginning an online marketing company that is thus empowered to approach any E-tailer and offer them a great deal: becoming an affiliate partner with the Company.

Subscription Online Marketing

Because there are many different strategies in online marketing, we will also extend variations on the theme of affiliate marketing to our partners. For example, there will be clients who wish to have a continuous and constantly changing presence on our website, revolving through many offers on a continual basis. For these affiliate partners we will offer a subscription service that enables them to go beyond the placement of a single offer and engage a dynamic real-time campaign of constantly rotating offers including many different products.

This approach still retains the CPA concept at the heart of each conversion. However, it also allows us to work closely with clients who desire a more pervasive and aggressive presence on our website. Subscribers will gain flexibility and maximize the potential inherent in our website by linking to us not only as a CPA client, but as a pervasive CPA client wishing to maximize the strength of our Company.

Business Model

We envision the future in terms of our competing in the market for resume building services with better service and management in our area. Our business model is based on classic online retail service dynamics. Our continued growth will be limited only by our creativity. Educating customers in the ways and means of using our service to enhance their professional image is the human service component of our business model. And continually finding ways to procure and offer unique offerings for our target customers will be the never-ending story of our business.

Sales and Marketing

We are committed to preparing sales media that highlight all of the most important benefits and features we offer in the form of brief sales literature and a polished web site. This information presents a compelling point of view regarding the features and benefits of our company. The blending of our offerings with the effect of enhancing target customers’ businesses makes for an attractive and alluring business.

We have begun to envision our operations  recently in the form of making plans for a powerful launch of this plan. We will always be responsible for the private, in-house sourcing of whatever products and services we offer. We will fulfill our promises to target consumers from the beginning to the middle to the end of our transactional relationship.. Any and all aspects of the term fulfillment have been duly considered for the purpose of assuring both customers and employees that fulfillment will never be a cause for concern.

As of July 23, 2010 we have 1 employee.  We plan to hire more persons on as-needed basis and also outsource to independent contractors for such areas as sales, marketing, auditors, tax and other service needs.  We have not entered into any collective bargaining agreements.

We may provide an employee stock compensation program based on performance in addition to other benefits such as basic health insurance.

DESCRIPTION OF PROPERTY

Our business office is located at 3711B Madison Lane, Falls Church, Virginia 22041.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

As of July 23, 2010, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. The Company is a shell company in accordance with the Securities Act of 1933. Accordingly, the securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(l), if available, for non-affiliates; or by meeting the conditions of Rule 144(I).

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

RESUME IN MINUTES, INC.
 (A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Resume in Minutes, Inc.
(A development stage company)
Falls Church, Virginia

We have audited the accompanying balance sheets of Resume in Minutes, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2009, for the period from May 22, 2008 (inception) through December 31, 2008, and for the period from May 22, 2008 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resume in Minutes, Inc. as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the year ended December 31, 2009, for the period from May 22, 2008 (inception) through December 31, 2008, and for the period from May 22, 2008 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Resume in Minutes, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has limited financial resources, has minimal revenue and a deficit accumulated during the development stage, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC
Li & Company, PC

Skillman, New Jersey
May 10, 2010

RESUME IN MINUTES, INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2009	December 31, 2008

ASSETS

Current assets
Cash	$2,318	$3,461

Total assets	$2,318	$3,461

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	$6,725	$-

Total liabilities	6,725	-

Stockholders’ equity (deficit)
Preferred stock: $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock: $0.001 par value; 500,000,000 shares authorized; 2,108,000 shares issued and outstanding, respectively	2,108	2,108
Additional paid-in capital	5,588	5,588
Deficit accumulated during the development stage	(12,103)	(4,235)

Total stockholders’ equity (deficit)	(4,407)	3,461

Total liabilities and stockholders' equity (deficit)	$2,318	$3,461

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2009	For the period from May 22, 2008 (Inception) through December 31, 2008	For the period from May 22, 2008 (Inception) through December 31, 2009

Revenue Earned During the Development Stage	$-	$636	$636

Operating Expenses
Professional fees	6,250	-	6,250
General and administrative	1,618	4,871	6,489

Total Operating Expenses	7,868	4,871	12,739

Loss before income taxes	(7,868)	(4,235)	(12,103)

Provision for income taxes	-	-	-

Net loss	$(7,868)	$(4,235)	$(12,103)

Net loss per common share - basic and diluted	$(0.00)	$0.00	$(0.01	) )

Weighted average number of common shares outstanding – basic and diluted	2,108,000	1,484,136	1,821,136

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the period from May 22, 2008 (inception) through December 31, 2009

	Common Stock		Additional	Deficit Accumulated During the	Total Stockholders'
	Shares	Amount	Paid in Capital	Development Stage	Equity (Deficit)
May 22, 2008 (Inception)	2,000,000	$2,000	$-	$-	$2,000

Capital contribution			296		296

Shares issued at $0.05 from August 12, 2008 through September 18, 2008	108,000	108	5,292		5,400

Net loss				(4,235)	(4,235)

Balance, December 31, 2008	2,108,000	2,108	5,588	(4,235)	3,461

Net loss			-	(7,868)	(7,868)

Balance, December 31, 2009	2,108,000	$2,108	$5,588	$(12,103)	$(4,407)

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Fiscal Year Ended December 31, 2009	For the period from May 22, 2008 (Inception) through December 31, 2008	For the period from May 22, 2008 (Inception) through December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,868)	$(4,235)	$(12,103)
Common stock compensation	-	2,000	2,000
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses	6,725	-	6,725

Net cash used in operating activities	(1,143)	(2,235)	(3,378)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	-	296	296
Proceeds from sale of common stock	-	5,400	5,4,00

Cash provided by financing activities	-	5,696	5,696

Net change in cash	(1,143)	3,461	2,318
Cash at beginning of the period	3,461	-	-

Cash at end of the period	$2,318	$3,461	$2,318

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS

Resume in Minutes, Inc. (“Resume” or the “Company”), a development stage company, was incorporated on May 22, 2008 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated minimal revenues since inception. The Company plans to offer target customers who need a complete all-in-one resume building service a special and unique opportunity to obtain a complete suite of online resume building services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate its fair values because of the short maturity of this instrument.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2009, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2009 and for the period from May 22, 2008 (inception) through December 31, 2008.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2009 or 2008.

Recently Issued Accounting Pronouncements

In June 2003, the SEC adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with the Company’s Annual Report for the fiscal year ended December 31, 2010, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset, and b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.           A subsidiary or group of assets that is a business or nonprofit activity

2.           A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.           An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.           Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.           Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $12,103 at December 31, 2009, a net loss from operations of $7,868 and net cash used in operations of $1,143 for the year ended December 31, 2009, respectively, with minimal revenues since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock

Preferred stock includes 10,000,000 shares authorized at a par value of $0.001, of which none are issued and outstanding.

Common stock

Common stock includes 500,000,000 shares authorized at a par value of $0.001, of which 2,000,000 have been issued to its Chief Executive Officer at their par value of $0.001 per share or $2,000 for compensation.

From August 12, 2008 through September 18, 2008, the Company sold 108,000 shares of its common stock at $0.05 per share to 6 individuals for a total of $5,400.

NOTE 5 – INCOME TAXES

At December 31, 2009, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $12,103 that may be offset against future taxable income through 2029. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $4,115 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance of $4,115.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. The valuation allowance increased approximately $2,675 and $1,440 for the year ended December 31, 2009 and for the period from May 22, 2008 (inception) through December 31, 2008.

Components of deferred tax assets as of December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$4,115	$1,440
Less valuation allowance	(4,115)	(1,440)

Deferred tax assets, net of valuation allowance	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2009	For the from May 22, 2008 (inception) through December 31, 2008

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

NOTE 6 – RELATED PARTY TRANSACTION

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Capital contribution

In May 2008 the Company’s Chief Executive Officer contributed $296 for the general working capital.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date of December 31, 2009 through May 10, 2010, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that the following are reportable subsequent events to be disclosed.

(i) Sale of common stock

From January 5, 2010 through February 22, 2010, the Company sold 695,000 shares of its common stock in a private placement at $0.05 per share to 34 individuals for a total of $34,750.

(ii) Entry into an employment agreement

On March 1, 2010, the Company entered into an employment agreement (“Employment Agreement) with its president and chief executive officer (“Employee”), which requires that the Employee to be paid a minimum of $500 per month for three (3) years from date of signing. Employee or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

RESUME IN MINUTES, INC.
(A Development Stage Company)

BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS

Current assets
Cash	$35,993	$2,318

Total assets	$35,993	$2,318

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	$7,500	$6,725

Total liabilities	7,500	6,725

Stockholders’ equity (deficit)
Preferred stock: $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 500,000,000 shares authorized; 2,803,000 and 2,108,000 shares issued and outstanding, respectively	2,803	2,108
Additional paid-in capital	39,643	5,588
Deficit accumulated during the development stage	(13,953)	(12,103)

Total stockholders’ equity (deficit)	28,493	(4,407)

Total liabilities and stockholders' equity (deficit)	$35,993	$2,318

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)

	For the three Months ended March 31, 2010	For the three Months ended March 31, 2009	For the period from May 22, 2008 (Inception) through March 31, 2010

Revenues Earned During the Development Stage	$-	$-	$636

Operating Expenses
Professional fees	-	-	6,250
General and administrative	1,850	1,013	8,339

Total Operating Expenses	1,850	1,013	14,589

Loss before income taxes	(1,850)	(1,013)	(13,953)

Provision for income taxes	-	-	-

Net loss	$(1,850)	$(1,013)	$(13,953)

Net loss per common share - basic and diluted	$(0.00)	$0.00	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	2,333,278	2,108,000	1,878,416

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the period from May 22, 2008 (inception) through March 31, 2010
(Unaudited)

	Common Stock		Additional	Deficit Accumulated During the	Total Stockholders'
	Shares	Amount	Paid in Capital	Development Stage	Equity (Deficit)
May 22, 2008 (Inception)	2,000,000	$2,000	$-	$-	$2,000

Capital contribution			296		296

Shares issued at $0.05 from August 12, 2008 through September 18, 2008	108,000	108	5,292		5,400

Net loss				(4,235)	(4,235)

Balance, December 31, 2008	2,108,000	2,108	5,588	(4,235)	3,461

Net loss			-	(7,868)	(7,868)

Balance, December 31, 2009	2,108,000	2,108	5,588	(12,103)	(4,407)

Shares issued at $0.05 per share from January 5,2010 through March 17, 2010	695,000	695	34,055		34,750

Net loss			-	(1,850)	(1,850)

Balance, March 31, 2010	2,803,000	$2,803	$39,643	$(13,953)	$28,493

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three Months ended March 31, 2010	For the three Months ended March 31, 2009	For the period from May 22, 2008 (Inception) through March 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,850)	$(1,013)	$(13,953)
Common stock compensation	-	-	2,000
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses	775	-	7,500

Net cash used in operating activities	(1,075)	(1,013)	(4,453)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	-	-	296
Proceeds from sale of common stock	34,750	-	40,150

Cash provided by financing activities	34,750	-	40,446

Net change in cash	33,675	(1,013)	35,993
Cash at beginning of the period	2,318	3,461	-

Cash at end of the period	$35,993	$2,448	$35,993

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

See accompanying notes to financial statements.

RESUME IN MINUTES, INC.
 (A Development Stage Company)
March 31, 2010 and 2009
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Resume in Minutes, Inc. (“Resume” or the “Company”), a development stage company, was incorporated on May 22, 2008 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated minimal revenues since inception. The Company plans to offer target customers who need a complete all-in-one resume building service a special and unique opportunity to obtain a complete suite of online resume building services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2009 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate its fair values because of the short maturity of this instrument.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2010 or 2009, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended March 31, 2010 and 2009 and for the period from May 22, 2008 (inception) through March 31, 2010.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of March 31, 2010 or 2009.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009.  Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls.  The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls.  This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010.  Commencing with its annual report for the year ending December 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;
of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and
of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 of the

FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend. The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.	A subsidiary or group of assets that is a business or nonprofit activity

2.	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.	Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.
Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.  The amendments in this Update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that require new disclosures as follows:

1.
Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.
Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.
Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.
Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In February 2010, the FASB issued the FASB Accounting Standards Update No. 2010-09 “Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements”, which provides amendments to Subtopic 855-10 as follows:

1.
An entity that either (a) is an SEC filer or(b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued.

2.
An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements.

3.
The scope of the reissuance disclosure requirements is refined to include revised financial statements only. The term revised financial statements is added to the glossary of Topic 855. Revised financial statements include financial statements revised either as a result of correction of an error or retrospective application of U.S. generally accepted accounting principles.

All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.

In April 2010, the FASB issued the FASB Accounting Standards Update No. 2010-17 “Revenue Recognition — Milestone Method (Topic 605) Milestone Method of Revenue Recognition”, which provides guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive.

Determining whether a milestone is substantive is a matter of judgment made at the inception of the arrangement. The following criteria must be met for a milestone to be considered substantive. The consideration earned by achieving the milestone should:

1.	Be commensurate with either of the following:

a.	The vendor's performance to achieve the milestone

b.	The enhancement of the value of the item delivered as a result of a specific outcome resulting from the vendor's performance to achieve the milestone

2.	Relate solely to past performance

3.	Be reasonable relative to all deliverables and payment terms in the arrangement.

A milestone should be considered substantive in its entirety. An individual milestone may not be bifurcated. An arrangement may include more than one milestone, and each milestone should be evaluated separately to determine whether the milestone is substantive. Accordingly, an arrangement may contain both substantive and nonsubstantive milestones.

A vendor's decision to use the milestone method of revenue recognition for transactions within the scope of the amendments in this Update is a policy election. Other proportional revenue recognition methods also may be applied as long as the application of those other methods does not result in the recognition of consideration in its entirety in the period the milestone is achieved.

A vendor that is affected by the amendments in this Update is required to provide all of the following disclosures:

1.	A description of the overall arrangement
2.	A description of each milestone and related contingent consideration
3.	A determination of whether each milestone is considered substantive
4.	The factors that the entity considered in determining whether the milestone or milestones are substantive
5.	The amount of consideration recognized during the period for the milestone or milestones.

The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. Additionally, a vendor electing early adoption should disclose the following information at a minimum for all previously reported interim periods in the fiscal year of adoption:

1.	Revenue
2.	Income before income taxes
3.	Net income
4.	Earnings per share
5.	The effect of the change for the captions presented.

A vendor may elect, but is not required, to adopt the amendments in this Update retrospectively for all prior periods.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $13,953 at March 31, 2010, a net loss from operations of $1,850 and net cash used in operations of $1,075 for the interim period ended March 31, 2010, respectively, with nominal revenues earned since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock

Preferred stock includes 10,000,000 shares authorized at a par value of $0.001, of which none are issued or outstanding.

Common stock

Common stock includes 500,000,000 shares authorized at a par value of $0.001, of which 2,000,000 have been issued to its Chief Executive Officer at their par value of $0.001 per share or $2,000 for compensation.

From August 12, 2008 through September 18, 2008, the Company sold 108,000 shares of its common stock at $0.05 per share to 6 individuals for a total of $5,400.

From January 5, 2010 through February 22, 2010, the Company sold 695,000 shares of its common stock in a private placement at $0.05 per share to 34 individuals for a total of $34,750.

NOTE 5 – RELATED PARTY TRANSACTION

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Capital contribution

In May 2008 the Company’s Chief Executive Officer contributed $296 for the general working capital.

NOTE 6 – COMMITMENTS

Entry into an employment agreement

On March 1, 2010, the Company entered into an employment agreement (“Employment Agreement) with its president and chief executive officer (“Employee”), which requires that the Employee to be paid a minimum of $500 per month for three (3) years from date of signing. Employee or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date of March 31, 2010 through July 23 , 2010, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We believe that our combination of the professional and the affordable creates a vision that is ours – one that we believe is somewhat unique today. However, we also believe this trend is already becoming a part of the accepted conventional wisdom.

We will roll out advertisement campaign targeting college students initially.  The ad campaign will be in mostly local university newspapers and magazines.  We feel that we can slowly build our brand name with college students who are graduating and will need our services.  We feel the cost of advertising in college newspapers will be cost effective in getting out our service to college students.  We will start in our local area by targeting local colleges and universities in the Washington DC and Virginia area and expand it gradually to some of the larger colleges around the nation.

We expect to spend approximately $10,000 in the next few months advertising in local college newspapers. Our goal is to be able to target approximately 1,000 students each month, generate approximately $15,000 per month in revenue and expand our business. In order to achieve this goal, we intend to obtain a combination of 375 lifetime service customers and/or 1,000 one time service customers per month. We expect that nearly 80% of our revenue will be generated through customer sales, while the remaining 20% will be a result of online marketing sales.

We believe that once we are a publicly traded company, we will be in a better position to gain access to capital markets and raise additional funds. We understand that by being a publicly traded company, our operating expenses will increase.  We expect that our anticipated growth and opportunity as a result of being a public company will enhance our result of operations and ultimately provide financial benefits to the Company.

We believe that we can compete in the market for resume building services with better service and management in our area. Our business model is based on classic online retail service dynamics. Our continued growth will be limited only by our creativity. Using our expertise to obtain a wide range of products, then offering these products at affordable rates, is the basis of our business model. Educating customers in the ways and means of using our service to enhance their professional image is the human service component of our business model. And continually finding ways to procure and offer unique offerings for our target customers will be the never-ending story of our business.

Results of Operations

For the year ended December 31, 2009, we had no revenue. Expenses for the period totaled $7,868 resulting in a net loss of $7,868. For the three months ending March 31, 2010, we had no revenue. Expenses for the period totaled $$1,850.

Capital Resources and Liquidity

As of March 31, 2010 and December 31, 2009 we had $35,993 and $2,318 in cash, respectively. We received proceeds equal to $34,750 in March, 2010 pursuant to the sale of 695,000 common shares of stock. We believe that capital raised as a result of the sale, is sufficient to meet our short term cash flow needs. Our management anticipates utilizing $10,000 of the capital raised for marketing expenses and the remainder of the funds towards salary and other operational expenses. We anticipate our legal, auditing, and filing costs to increase as a result of being a public company however, we believe that we will be able to meet our long term and short term cash flow needs by generating expected revenues equal to $15,000 per month.

While we are attempting to commence operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of July 23 , 2010 are as follows:

NAME	AGE	POSITION

Novaira Haider	44	President, Chief Executive Officer, Treasurer, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Novaira Haider

Ms. Haider attended Corcoran School of Arts  & Design in 1985 – 1989 and graduated with a Bachelor of Arts degree. Following her graduation from Corcoran, Ms. Haider was a free lance photographer. She then attended Meridian Institute from 1999 – 2003 where she studied psychology. In 1999, Ms. Haider took a management position at Etore, a high-end spa in Philadelphia, where she managed the day to day operations of the business until 2003. In 2004, Ms. Haider became the manager of another spa, Comfort and Joy, where she was responsible for hiring and supervising staff, marketing the business, and managing the day to day operations of the business until 2006. In 2006, Ms. Haider became the manager of Khalsa Jewelry, a high end jewelry store. She maintained her position there until 2010 when she became involved with Resume In Minutes. She plans to use her expertise in sales and marketing and overall small business management to grow the Resume In Minutes business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2009 and March 31, 2010 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Novaira Haider, Chief Executive Officer and Treasurer	2009	$0	0	0	0	0	0	0	$0
	2010	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through March 31, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending March 31, 2010 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On March 1, 2010 we entered into an employment agreement with our sole Officer and Director Novaira Haider (the “Employee”).  The employment agreement is for a term of three years, and is automatically renewed annually unless the Board of Directors or the Employee notifies each other in writing their intent to terminate the employment agreement.  The Employee shall be paid $500 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of July 23, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Novaira Haider	2,000,000	71.352%

(1)  Based upon 2,803,000 shares outstanding as of July 23, 2010.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Upon formation  we issued 2,000,000 founder shares of common stock to Marc Anthony pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933.  The shares were issued in exchange for services rendered to us and were subsequently transferred to Novaira Haider.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RESUME IN MINUTES, INC.
267,400 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until July , 2010, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  July      , 2010

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Securities and Exchange Commission registration fee	$.95
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,000.95

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada in May 2008 and 2,000,000 founder shares were issued to Marc Anthony in return for services rendered to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2008, we sold 108,000 shares of common stock to 6 investors at a price per share of $0.05 per share for an aggregate offering price of $5,400 pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	No. of Shares
Robert Kurosky Jr.	12,000
Michelle Hewitt	20,000
Angela Dicarlo	16,000
Hoang L. Nguyen	20,000
James Ko	20,000
Saiga T. Huda & Taher Saeed Hussain	20,000

In March 2010, we completed a Regulation D Rule 506 offering in which we sold 695,000 shares of common stock to 34 investors, at a price per share of $0.05 per share for an aggregate offering price of $34,750. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	No. of Shares
Torrie Thone	10,000
Steven Yurco	10,000
Christopher Crabtree	12,000
Ryan Zweifel	11,000
Mark Sontag	12,000
Anthony Barron	36,000
Efren Barron	40,000
Elizabeth Soza	30,000
Heny Balis	34,000
Edward Butler	18,000
Priscilla Mc Ewan	22,000
Richard Orrante	18,000
Van Lewis	22,000
Alan O’Gray	22,000
Randy Mc Bride	20,000
Brian Tannehill	10,000
Collete Tannehill	10,000
Bridgette Burn	20,000
Gino Dibiasi	16,000
Roger Stanlow	18,000
Samuel Miller	24,000
Marcus Brandt	20,000
Sean Stolz	22,000
Tracy Semanski	25,000
Roger Laudati	24,000
Cynthia Laudati	24,000
Michael E. Halle	20,000
Paul Larson	20,000
Lainie Low	20,000
Alan K. Dean	20,000
Tracy Brown	20,000
Juan Lopez	20,000
Twyla Morris	20,000
Ferenc Csicseri	25,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in March 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP*
10.1	Employment Agreement*
23.1	Consent of Li & Company, PC

*Filed as an exhibit to the Form S-1 Registration Statement filed with the SEC on May 11, 2010

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Falls Church, Virginia on July 23, 2010.

RESUME IN MINUTES, INC.

By:	/s/Novaira Haider
Novaira Haider
Chief Executive Officer, Controller, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Novaira Haider and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Resume In Minutes, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/Novaira Haider
Novaira Haider
Chief Executive Officer, Controller, Principal Accounting Officer